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Exhibit 23.4

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Suntron Corporation:

We consent to the inclusion in this Registration Statement on Form S-4 of Suntron Corporation of our report dated October 1, 2001, except as to note 5 which is as of January 25, 2002, relating to the balance sheet of Suntron Corporation as of September 30, 2001. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ KPMG LLP

Phoenix, Arizona
February 1, 2002

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Exhibit 23.4
INDEPENDENT AUDITORS' CONSENT